INSURANCE AGREEMENT

among

AMBAC ASSURANCE CORPORATION
as Insurer,

MONY HOLDINGS, LLC
as Issuer,

THE MONY GROUP INC.
for the limited purposes set forth herein,

MONY LIFE INSURANCE COMPANY
for the limited purposes set forth herein

and

BANK ONE TRUST COMPANY, N.A.
as Indenture Trustee

MONY Holdings, LLC
$300,000,000 Series A Floating Rate Insured Notes
due January 21, 2017
Additional Floating Rate Insured Notes
Additional Fixed Rate Insured Notes

Dated as of April 30, 2002

(This Table of Contents is for convenience of reference only and shall not be deemed to be a part of this Insurance Agreement. All capitalized terms used in this Insurance Agreement and not otherwise defined shall have the meanings set forth in Article I of this Insurance Agreement.)

i

ii

INSURANCE AGREEMENT

INSURANCE AGREEMENT (this “Insurance Agreement”), dated as of April 30, 2002, by and among AMBAC ASSURANCE CORPORATION, as the insurer (together with its successors and permitted assigns, the “Insurer”), MONY HOLDINGS, LLC, as the issuer (the “Issuer”), THE MONY GROUP INC., solely for the limited purposes set forth herein (“MONY Group”), MONY LIFE INSURANCE COMPANY, solely for the limited purposes set forth herein (“MONY Life”), and Bank One Trust Company, N.A., as indenture trustee under the Indenture (the “Indenture Trustee”).

WHEREAS, the Issuer has requested that Insurer issue a financial guaranty insurance policy unconditionally and irrevocably guaranteeing payments of the principal (excluding any Redemption Premium) of and interest on the Notes in accordance with their original payment schedule upon the terms and subject to the conditions provided herein (the “Initial Note Policy”);

WHEREAS, the Issuer has also requested that Insurer issue a financial guaranty insurance policy unconditionally and irrevocably guaranteeing net payments due from the Issuer on the Swap Agreement in accordance with the original payment schedule set forth therein (excluding any Termination Payment) entered into by the Issuer in connection with the issuance of the Notes (the “Swap Policy”, and together with the Initial Note Policy, the “Initial Policies”);

WHEREAS, the Issuer has also requested that Insurer issue one or more financial guaranty insurance policies unconditionally and irrevocably guaranteeing payments on the principal (excluding any Redemption Premium) of and interest on the Additional Notes in accordance with their original payment schedule upon the terms and subject to the conditions provided herein (the “Subsequent Note Policies” and together with the Initial Note Policy, the “Note Policies”);

WHEREAS, the parties hereto desire to specify the conditions precedent in consideration for the Insurer’s issuance of the Initial Policies and the Subsequent Note Policies, the payment of premium in respect of the Initial Policies and the Subsequent Note Policies, the indemnity and reimbursement to be provided by the Issuer and MONY Life in respect of amounts paid by the Insurer under the Initial Policies and the Subsequent Note Policies or otherwise and certain other matters; and

WHEREAS, the Issuer, MONY Group and MONY Life have undertaken certain obligations in consideration for the Insurer’s issuance of the Initial Policies;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.    The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. All words used herein shall be construed to be of such gender or number as the circumstances require. All references to an “agreement” shall be deemed to include any amendments, modifications or supplements to such agreement made in accordance with the terms thereof. This “Insurance Agreement” shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinabove” and “hereinbelow,” and words of similar import refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted. Any references to “include,” “includes” or “including” or similar terms shall be deemed to be followed by the words “without limitation.”

“Accumulated Funding Deficiency” has the meaning provided in Section 412 of the Code and Section 302 of ERISA, whether or not waived.

“Additional Notes” means Additional Floating Rate Notes and Additional Fixed Rate Notes issued by the Issuer under the Indenture from time to time.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person. The term “control,” for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled Person.

“Agreement Relating to the Insurer” means any clause or section of a Transaction Document or any Subsequent Transaction Document which grants a right to, or provides for a right of, the Insurer or otherwise requires that the Insurer receive notice of a certain event, or requires the Insurer’s consent with respect to certain events (including every clause or section using the term “Insurer Condition”).

“Authorized Officer” has the meaning set forth in the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

“CBB Tax Agreement” has the meaning set forth in the Indenture.

“Closed Block” has the meaning set forth in the Indenture.

“Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Collateral” means the collateral pledged to the Indenture Trustee under the Indenture.

“Commission” means the Securities and Exchange Commission or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Securities and Exchange Commission are transferred.

“Commonly Controlled Entity” means the Issuer, MONY Group or MONY Life, as the case may be, and each entity, whether or not incorporated, which is affiliated with any of the foregoing pursuant to Section 414(b), (c), (m) or (o) of the Code.

“Controlling Party” means the party having the right to control any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes and Additional Notes as determined by Section 6.14 of the Indenture.

“Consents” has the meaning set forth in Section 2.01(g)(i) hereof.

“Counterpart” means the swap counterparty under the Swap Agreement, its successors and permitted assigns.

“DSCA—Subaccount CBB” has the meaning set forth in the Indenture.

“Date of Issuance” means the date on which each of the Initial Policies is issued as specified therein.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event of default specified in Section 5.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Filings” has the meaning set forth in Section 2.01(g)(i) hereof.

“GAAP” means United States generally accepted accounting principles.

“Indemnitee” has the meaning set forth in Section 3.05(a) hereof.

“Indemnifying Party” has the meaning set forth in Section 3.05(b) hereof.

“Indenture” means the Indenture dated the date hereof among the Issuer, MONY Group, the Insurer and the Indenture Trustee, relating to the Notes and the Additional Notes.

“Indenture Trustee” means Bank One Trust Company, N.A., as indenture trustee under the Indenture, and any successor to the Indenture Trustee under the Indenture.

“Initial Closing” means the date on which the Initial Policies are issued.

“Initial Note Policy” has the meaning set forth in the recitals to this Agreement.

“Initial Policies” has the meaning set forth in the recitals to this Agreement.

“Initial Purchasers” means the initial purchasers under the Purchase Agreement.

“Initial Purchasers Information” has the meaning set forth in Section 3.05(a)(i) hereof.

“Insurer” means Ambac Assurance Corporation, and its successors and permitted assigns.

“Insurer Information” has the meaning set forth in Section 3.05(a)(i) hereof.

“Issuer” means MONY Holdings, LLC, and its successors and permitted assigns.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

“Investment Policy Statement” means the Investment Policy Statement for the Surplus and Related Assets attached to the Indenture as Exhibit D thereto.

“Late Payment Rate” means the prime lending rate of interest announced from time to time by Citibank, N.A., plus 2% per annum. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

“LLG&M” has the meaning set forth in Section 3.03(a).

“Liabilities” has the meaning set forth in Section 3.05(a) hereof.

“Liquidated Damages” has the meaning set forth in the Registration Rights Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, results of operations or properties of the Issuer, MONY Life and their respective subsidiaries, considered as a whole, (ii) the Collateral, (iii) the first priority perfected security interest of the Secured Parties in the Collateral, (iv) the ability of the Controlling Party to liquidate, or foreclose against, the Collateral other than a change caused by an act or omission of the Insurer, (v) the ability of MONY Group, the Issuer or MONY Life to perform its obligations under any of Transaction Documents or Subsequent Transaction Documents to which it is a party or (vi) the practical realization by the Insurer of any of the benefits or security afforded under the Transaction Documents or Subsequent Transaction Documents other than a change caused by an act or omission of the Insurer.

“MONY Group” means The MONY Group Inc., a Delaware corporation, its successors and permitted assigns.

“MONY Life” means MONY Life Insurance Company, a New York stock life insurance company, its successors and permitted assigns.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer with stature reasonably comparable to that of Moody’s.

“Multiemployer Plan” means a multiemployer plan (within the meaning of Section 4001(x)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

“Note Policies” has the meaning set forth in the recitals hereto.

“Noteholder” means any Person having an interest in a Note.

“Notes” means the $300,000,000 Series A Floating Rate Insured Notes due January 21, 2017 issued by the Issuer pursuant to the Indenture and insured pursuant to the Initial Note Policy.

“OB Tax Agreement” has the meaning set forth in the Indenture.

“Offering Document” means the preliminary Offering Circular dated April 15, 2002 in respect of the Notes together with the final Offering Circular dated April 24, 2002 in respect of the Notes, and any amendment or supplement thereto, and any preliminary or final offering circular or similar document with respect to the offering of Additional Notes.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

“Plan” means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

“Policy” means any of the Initial Note Policy, a Subsequent Note Policy or the Swap Policy.

“Premium” has the meaning set forth in Section 3.03(c)(i) hereof.

“Purchase Agreement” means the purchase agreement dated April 24, 2002 among the Initial Purchasers, the Issuer and MONY Life with respect to the offer and sale of the Notes, as the same may be amended from time to time.

“Rating Agencies” means Moody’s and S&P and any other nationally recognized rating agency in the event that such other agency is a substitute for S&P and/or Moody’s in the event that S&P and/or Moody’s is no longer rating the Notes or the Additional Notes.

“Redemption Premium” means, with respect to any Note, the amount, if any, by which the Redemption Price exceeds 100% of the outstanding principal amount of such Note.

“Redemption Price” has the meaning set forth in the Indenture.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement dated as of the date hereof among the Issuer, the Initial Purchasers and MONY Life.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such division shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer with stature reasonably comparable to that of S&P.

“Secured Parties” has the meaning set forth in the Indenture.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Subsequent Closing Date” means, with respect to any Additional Notes, the date on which any Subsequent Note Policies are issued.

“Subsequent Note Policies” has the meaning set forth in the recitals to this Agreement.

“Subsequent Transaction Documents” means the Transaction Documents, as the same may be amended, supplemented or modified in connection with the issuance of any Additional Notes.

“Surplus and Related Assets” has the meaning set forth in the Indenture.

“Swap Agreement” has the meaning set forth in the Indenture.

“Swap Policy” has the meaning set forth in the recitals to this Agreement.

“Tax Agreements” means the CBB Tax Agreement and the OB Tax Agreement.

“Termination Payment” has the meaning set forth in the Swap Agreement.

“Term of the Policy” has, with respect to any Policy, the meaning set forth in such Policy.

“Transaction” means the transactions contemplated by the Transaction Documents and the Subsequent Transaction Documents, including the transactions described in the Offering Document.

“Transaction Documents” means this Insurance Agreement, the Indenture, the Notes, the Purchase Agreement, the Tax Agreements, the Swap Agreement and the Registration Rights Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Unpaid Premium” shall be calculated as provided in Section 3.03(c)(ii) hereof.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01    Representations and Warranties of the Issuer.    The Issuer represents and warrants as follows:

(a)    Organization; Power and Authority; Membership Interests.

(i)  The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

(ii)  The Issuer has the power and authority (limited liability company and other) to own its properties and conduct its business as described in the Offering Document, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure of the Issuer to be so qualified and in good standing would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii)  Each subsidiary of MONY Life:

(A) has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation with the power (whether corporate, partnership or limited liability company, as the case may be) and authority to own its properties and conduct its business as described in the Offering Document; and

(B) is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except, in each case, where the failure of any such subsidiary to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(iv)  All of the issued membership interests of the Issuer have been duly and validly authorized and issued and are fully paid and non-assessable; all shares of capital stock of MONY Life have been duly and validly authorized and issued, are fully paid and non-assessable and are directly owned by the Issuer, free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock, membership interests or partnership interests of each of the subsidiaries of MONY Life have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by MONY Life (except for Financial Marketing Agency, Inc. and MONY Benefits Management Corp., at least 90% of the capital stock of each of which is owned by MONY Life), as applicable, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Offering Circular.    The preliminary Offering Circular dated April 15, 2002 in respect of the Notes and the final Offering Circular dated April 24, 2002 in respect of the Notes and any amendments or supplements thereto did not and will not and each preliminary and final offering circular or similar offering document in respect of any Additional Notes will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or MONY Life by the Insurer, any Initial Purchaser or any future initial purchaser, underwriter or dealer with respect to Additional Notes expressly for use therein.

(c)    Due Authorization and Validity of Transaction Documents.    Each Transaction Document to which the Issuer is a party has been, and each Subsequent Transaction Document to which the Issuer is a party will have been when executed and delivered, duly authorized by all necessary limited liability company action on the part of the Issuer and has been or will have been duly executed and delivered by the Issuer. Assuming due authorization, execution and delivery thereof by the other parties thereto, each such Transaction Document constitutes, and each Subsequent Transaction Document will constitute, a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent conveyance, reorganization, moratorium or similar laws, relating to creditors’ rights, public policy limiting the right to indemnification for violations of securities laws and general principles of equity; and the Indenture conforms in all material respects to the descriptions thereof in the Offering Document.

(d)    No Material Adverse Effect.

(i)  None of the Issuer, MONY Life or any subsidiary of MONY Life has sustained since December 31, 2001 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of MONY Life or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii)  Except as set forth or contemplated in the Offering Document, there has been no change to the business, results of operations, assets or financial condition of the Closed Block from the descriptions thereof contained in the

Offering Document, except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(iii)  Since the respective dates as of which information is given in the Offering Document, there has not been any material decrease in the capital or surplus of MONY Life, any decrease in the owner’s equity of the Issuer or any material increase in the consolidated long-term debt of the Issuer or MONY Life, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, results of operations or owner’s equity of the Issuer, MONY Life and their subsidiaries, considered as a whole, in each case other than as set forth or contemplated in the Offering Document.

(e)    Non-contravention.    None of the execution, delivery or compliance with any of the Transaction Documents or Subsequent Transaction Documents to which the Issuer is a party will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer, MONY Group or any subsidiary of the Issuer is bound or to which any of the property or assets of the Issuer, MONY Group or any such subsidiary is subject, except for any such conflict, breach, violation or default as would not reasonably be expected to have a Material Adverse Effect, and will not result in any violation of the provisions of the certificate of formation and limited liability company agreement of the Issuer or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of MONY Group or any subsidiary of the Issuer or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Issuer, MONY Group or any such subsidiary or any of their properties, except to the extent such conflict, breach, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)    No Proceedings.    There are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened against the Issuer or any of its subsidiaries, specifically challenging or contesting the sale of the Notes pursuant to the Purchase Agreement and the Indenture or which are reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(g)    Consents and Filings.

(i)  All consents, licenses, authorizations, approvals, orders, certificates, permits, registrations and qualifications (collectively, the “Consents”), and all filings and declarations (collectively, the “Filings”) of or with any court, insurance regulatory agency or governmental agency or body required to be obtained or made by it to own, lease, license and use its properties and assets and to conduct its business or required in connection with the issuance and sale by the Issuer of the Notes or the entry into and the compliance by the Issuer, MONY Group and MONY Life with the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, have been made or obtained, except in each case as would not have a Material Adverse Effect;

(ii)  Each of the Issuer, MONY Life and any subsidiary of MONY Life is in compliance with all applicable laws, rules, regulations, orders and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, except for any non-compliance which would not reasonably be expected to have a Material Adverse Effect; and

(iii)  All Consents and Filings described in (i) above are in full force and effect and none of the Issuer, MONY Life nor any subsidiary of MONY Life has received written notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Issuer, MONY Life or any such subsidiary; except, in each case, where the failure to be in full force and effect or any such suspension, revocation or limitation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Issuer, there is no sustainable basis for any such revocation, suspension or limitation, except a revocation or limitation which would not reasonably be expected to have a Material Adverse Effect.

(h)    Investment Company.    None of the Issuer, MONY Life nor any subsidiary of MONY Life other than Enterprise Accumulation Trust and MONY Series Funds is or, after giving effect to the offering and sale of the Notes and the Additional Notes, the application of the proceeds of the Notes and the Additional Notes and the consummation of the other transactions contemplated by the Offering Document will be, an “investment company”, as defined pursuant to the Investment Company Act.

(i)    Title to Property.    Each of the Issuer, MONY Life and any subsidiary of MONY Life has good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Document or such as would not have, individually or in the aggregate, a Material Adverse Effect on the Issuer; and any real property and buildings held under lease by the Issuer, MONY Life and any such subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(j)    Financial Statements.    The audited GAAP consolidated financial statements of MONY Life set forth in the Offering Document present fairly in all material respects the financial position, results of operations and cash flows of MONY Life as of and for the periods indicated therein in accordance with GAAP, consistently applied, throughout the periods involved except for any normal year-end adjustments and except as described therein. In addition, the audited statutory basis financial statements of MONY Life set forth in the Offering Document present fairly in all material respects the statutory financial position, results of operations and cash flows of MONY Life as of and for the periods indicated therein in accordance with statutory accounting practices prescribed or permitted by the New York State Insurance Department.

(k)    No General Solicitation.    No form of general solicitation or general advertising was used by the Issuer or its Affiliates in connection with the offer or sale of the Notes. Assuming the accuracy of the representations and warranties of the Initial Purchasers in the Purchase Agreement, no registration of the Notes pursuant to the provisions of the Securities Act will be required for the offer, sale or issuance of the Notes; provided, that the Issuer will not offer, sell or issue the Notes, either directly or through agents, in a manner such that the Notes would be required to be registered pursuant to the provisions of the Securities Act. Any offering of Additional Notes will be conducted in accordance with the registration requirements of the Securities Act or pursuant to one or more exemptions from such requirements.

(l)    Due Diligence.    All written information provided or made available to the Insurer by the Issuer, MONY Life or their representatives (including, but not limited to, documents made available to Ambac in any “data room”) relating to (i) the operations or the financial condition of the Issuer, MONY Life and any subsidiary of MONY Life; (ii) the Closed Block, in each case on or as of the dates on which such information was made available (as amended, supplemented or superseded by the Offering Document), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading; and (iii) all financial projections that have been prepared by the Issuer or MONY Life in connection with the negotiation of this Insurance Agreement have been prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Issuer’s or MONY Life’s control, and that no assurance can be given that such projections will be realized).

(m)    Invested Assets of Closed Block.    The invested assets of the Closed Block as of December 31, 2001, on a statutory basis, are as set forth in the table entitled “Closed Block Invested Assets” on page 119 of the final Offering Circular dated April 24, 2002, in respect of the Notes.

(n)    Accuracy of Statements.    The statements set forth in the final Offering Circular dated April 24, 2002 relating to the Notes under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “MONY Holdings”, “Business—Supervision and Regulation” and “Summary of Certain Documents—Tax Agreements”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are, and any statements of similar scope in each offering document in respect of Additional Notes will be, accurate and complete in all material respects.

(o)    No Prohibition on Dividends.    To the best of the Issuer’s and MONY Life’s knowledge, no insurance regulatory authority or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by MONY Life to the Issuer; and to the best of the Issuer’s and MONY Life’s knowledge, no insurance regulatory authority or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends to its parent by any subsidiary of MONY Life that is required to be organized or licensed as an insurance company or reinsurance company in its jurisdiction of incorporation, except for any such order or decree as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, it being understood and acknowledged by the Insurer that MONY Life and its insurance subsidiaries are subject to restrictions on their ability to pay dividends imposed by applicable law.

(p)    Accountants.    PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of MONY Life and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission thereunder.

(q)    No Violation of Governing Documents.    Neither the Issuer nor MONY Group nor MONY Life nor any of MONY Life’s subsidiaries is in violation of its Certificate of Formation, Limited Liability Company Agreement, certificate of incorporation, by-laws or other organizational documents or instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)    Pro Forma Financial Statements.    The pro forma condensed financial statements and the related notes thereto set forth in the Offering Document have been compiled on the pro forma basis described therein and, in the opinion of MONY Life, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by MONY Life to be reasonable at the time made.

(s)    Title to Collateral.    The Issuer will own the Collateral as of the Initial Closing and any Subsequent Closing Date, free and clear of all liens, encumbrances and defects, and the Indenture will create as security for the Notes and any Additional Notes a valid security interest in the Collateral in favor of the Indenture Trustee for the benefit of the Insurer, the Swap Counterparty and the holders of the Notes.

(t)    Taxes.    The Issuer has and each of its subsidiaries have filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due, except to the extent being contested in good faith and adequately reserved for in accordance with GAAP except where the failure to pay such taxes would not be reasonably expected to have a Material Adverse Effect.

(u)    ERISA.    Neither the Issuer nor any Commonly Controlled Entity has (i) any material Accumulated Funding Deficiency, whether or not waived, (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan, which has resulted, or could reasonably be expected to result, in the imposition of a lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) incurred, or is reasonably likely to incur, any material liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) or (iv) violated any provision of ERISA, that individually or in the aggregate, can reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any Commonly Controlled Entity is obligated to contribute to a Multiemployer Plan.

(v)    Special Purpose Entity.

(i)  The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(ii)  The Issuer is not engaged in any business transactions with MONY Group unrelated to the Transaction.

(iii)  The Issuer has, and will continue to have, assets other than assets contributed by MONY Group.

(iv)  The Issuer’s funds and assets are not, and will not be, commingled with those of MONY Group.

(v)  The Issuer shall maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its members.

(vi)  The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets.

(vii)  All the outstanding membership interests of the Issuer are owned by MONY Group.

(viii)  Prior to the date hereof, the Issuer has not entered into any material transactions or conducted any business unrelated to the Transaction other than its formation.

(w)    No Other Credit Enhancement.    The Issuer has not entered into any credit enhancement facility other than the Initial Note Policy.

(x)    Surplus and Related Assets.    The Surplus and Related Assets comply with the Investment Policy Statement. The Closed Block is managed and administered in accordance in all material respects with the Plan of Reorganization of The Mutual Life Insurance Company of New York, which became effective on November 16, 1998, including the exhibits and schedules thereto, and all applicable statutes, rules, regulations and orders.

Section 2.02    Affirmative Covenants of the Issuer.    The Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing or unless there exists an Insurer Default:

(a)    Compliance With Agreements and Applicable Laws.    The Issuer shall comply with its obligations under the Transaction Documents. Each Agreement Relating to the Insurer of the Issuer shall be performed by the Issuer in accordance with its terms for the benefit of the Insurer. Without limiting the generality of the foregoing, the provisions of Article Nine and Article Eleven of the Indenture are incorporated herein by reference, and such provisions shall remain in effect in accordance with Section 4.01 hereof notwithstanding any prior termination of the Indenture or defeasance of the Notes or any Additional Notes. The Issuer shall comply with all material requirements of any law, rule or regulation applicable to it.

(b)    Corporate Existence; Separateness.    The Issuer shall maintain its existence and shall at all times continue to be duly organized under the laws of its jurisdiction of organization and duly qualified and duly authorized (as described in Section 2.01(a) hereof) and shall conduct its business in all material respects in accordance with the terms of Delaware law and in all respects in accordance with its certificate of formation and limited liability company agreement. The Issuer shall observe all limited liability company formalities appropriate for a Delaware limited liability company.

(c)    Financial Statements; Accountants’ Reports; Other Information.

(i)  The Issuer shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction.

(ii)  The Issuer shall furnish or caused to be furnished to the Insurer:

(A)  promptly upon receipt thereof, copies of any reports submitted to the Issuer by its independent accountants in connection with any examination of the financial statements of the Issuer;

(B)  promptly after the filing or sending thereof, if applicable, copies of all proxy statements, financial statements, reports, and registration statements which the Issuer files with, or delivers to, the Commission or any other federal government agency, authority or body which supervises the issuance of securities by the Issuer or any national securities exchange;

(C)  promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports, notices, opinions, certificates, or other items delivered to or by the Issuer pursuant to the terms of the Transaction Documents (including copies of each item required to be delivered to the Indenture Trustee pursuant to Section 8.04 of the Indenture) and, promptly upon request, such other information as may be reasonably requested by the Insurer.

(d)    Compliance Certificate.    The Issuer shall deliver to the Insurer concurrently with the delivery of the financial statements required pursuant to Section 8.04 of the Indenture, a certificate signed on behalf of the Issuer by an Authorized Officer of the Issuer:

(i)  stating that a review of the Issuer’s performance under the Transaction Documents during such period has been made under such officer’s supervision;

(ii)  setting forth the information required under Section 8.04 of the Indenture;

(iii)  stating that to the best of such officer’s knowledge following reasonable inquiry, no Default or Event of Default has occurred; provided, that if a Default or Event of Default has occurred and is continuing, such certificate shall specify the nature thereof and, if the Issuer has a right to cure pursuant to Section 5.01 hereof, specify in reasonable detail the steps, if any, being taken by the Issuer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; provided, further, that the Issuer shall update such certificate to the Insurer promptly upon any material change in the steps last reported until such Default or Event of Default is no longer continuing; and

(iv)  certifying that the attached financial reports submitted in accordance with Section 2.02(c)(ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Issuer as of the dates and for the periods indicated, in accordance with GAAP consistently applied (subject as to interim statements to normal year-end adjustments).

(e)    Access to Records; Discussions With Officers and Accountants.    The Issuer shall, upon the reasonable request of the Insurer and as often as the Insurer may reasonably request, permit the Insurer or its authorized agents:

(i)  to inspect the properties, books and records of the Issuer as they may relate to the Notes, Additional Notes, the Collateral, the obligations of MONY Group, the Issuer and MONY Life under the Transaction Documents, any Subsequent Transaction Documents, and the Transaction, upon reasonable advance notice to the Issuer (which shall not be less than 48 hours); provided, that no such notice to the Issuer shall be required if a Default or Event of Default has occurred and is continuing;

(ii)  to discuss the affairs, finances and accounts of the Issuer with any Authorized Officer or other relevant officers of the Issuer; and

(iii)  to discuss the affairs, finances and accounts of the Issuer with the Issuer’s independent accountants; provided, that an officer of the Issuer shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer. The books and records of the Issuer will be maintained at the address of the Issuer designated herein for receipt of notices, unless it shall otherwise advise the parties hereto in writing. The Insurer shall keep confidential all private and proprietary information of Issuer arising from such inspections and discussions, and any other information delivered to the Issuer pursuant hereto or any other Transaction Document for a period of three years following the receipt of such information except to the extent permitted in writing by the Issuer, required by law or any legal process or to the extent such information is otherwise or becomes publicly available other than through a breach of this provision by the Insurer and except that the Insurer shall be permitted to disclose such information to Affiliates of the Insurer (with the Insurer being responsible for any failure of such Affiliate to comply with the provisions of this Section 2.02(e)), regulatory agencies, ratings agencies and reinsurers.

(f)    Notice of Material Events.    The Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following of which the Issuer has knowledge or notice:

(i)  the submission of any claim or the initiation of or the specific intent to initiate (but only if the Issuer has knowledge of such specific intent) any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer, MONY Group or MONY Life that could reasonably be expected to result in a Material Adverse Effect, or the commencement of any proceeding or the formal promulgation or publication of any proposed or final rule which could reasonably be expected to result in a Material Adverse Effect;

(ii)  any change in the location of the Issuer’s, MONY Group’s or MONY Life’s principal place of business, any change in the jurisdiction of organization of any of the Issuer, MONY Group or MONY Life, any change in the organizational form of any of the Issuer, MONY Group or MONY Life, or any change in the location of the Issuer’s books and records;

(iii)  the occurrence of any Default or Event of Default;

(iv)  the commencement of any proceedings by or against the Issuer, MONY Group or MONY Life under any applicable bankruptcy, reorganization,

liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer, MONY Group or MONY Life or any of its or their assets;

(v)  the receipt of notice that (A) the Issuer, MONY Group or MONY Life is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer’s, MONY Group’s or MONY Life’s business has been, is to be or could reasonably be expected to be suspended or revoked which could reasonably be expected to result in a Material Adverse Effect, or (C) the Issuer, MONY Group or MONY Life is to cease and desist any practice, procedure or policy employed by the Issuer, MONY Group or MONY Life in the conduct of its business, and such suspension, revocation or cessation could reasonably be expected to result in a Material Adverse Effect;

(vi)  the receipt of notice of (A) the assertion by any taxing authority of any lien, charge, claim, order, encumbrance or penalty against the Issuer based upon the Issuer’s failure to pay any tax, assessment, charge or fee with respect to the Collateral, or failure to defend any action, if such failure to pay or defend may be reasonably expected to adversely affect the priority or enforceability of the security interest in the Collateral created by the Indenture or (B) that any withholding taxes are to be imposed on the Collateral that the Issuer reasonably determines may not have been taken into account in the initial fair market valuation of such Collateral; or

(vii)  the incurrence of any Lien or Liability by MONY Life of the type described in Section 2.03(l) hereof.

(g)    Financing Statements and Further Assurances.    The Issuer shall at its own expense promptly take, or cause to be taken, such actions as may be necessary or desirable, in the reasonable judgment and at the request of the Insurer, (i) to create and maintain the lien of the Indenture as a valid and perfected security interest covering the Collateral, and (ii) to preserve and protect fully the perfected security interest of the Indenture Trustee on behalf of the Noteholders and the Insurer in, and all rights of the Indenture Trustee on behalf of the Noteholders and the Insurer with respect to, the Collateral, including the execution and filing of all instruments necessary to be kept and filed in such manner and in such places as may be required by law to preserve, protect and perfect fully the security interest of the Indenture Trustee on behalf of the Noteholders and the Insurer with respect to the Collateral, and to take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Indenture, the Purchase Agreement, the Tax Agreements, this Insurance Agreement and the Notes and any Additional Notes. The Issuer agrees to cooperate with S&P and Moody’s pursuant to their reasonable requests in connection with any review of the Transaction that may be undertaken by S&P or Moody’s after the date hereof and, subject to the provisions this Insurance Agreement, to provide all information reasonably requested by S&P or Moody’s.

(h)    Maintenance of Licenses.    The Issuer, or any successors thereof, and MONY Life and any of its subsidiaries shall maintain all licenses, permits, charters and registrations which are material to the conduct of their business.

(i)    Redemption of Notes.    Upon a redemption or other payment of all of the Notes or the Additional Notes, as the case may be, and the expiration of the Term of the Policy as set forth therein, the Issuer shall cause the surrender of the Initial Note Policy or the Subsequent Note Policy, as the case may be, to the Insurer for cancellation.

(j)    Disclosure Document.

(i)  Each Offering Document delivered with respect to the Notes and Additional Notes shall contain the following statement at the end of the section of the Offering Document entitled “Bond Insurance—Terms of the Insurance Policy—General”: “THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.”

(ii)  Each Offering Document delivered with respect to the Notes and the Additional Notes which includes financial statements of the Insurer prepared in accordance with GAAP shall include the following statement immediately preceding such financial statements: “THE NEW YORK STATE INSURANCE DEPARTMENT RECOGNIZES ONLY STATUTORY ACCOUNTING PRACTICES FOR DETERMINING AND REPORTING THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AN INSURANCE COMPANY, FOR DETERMINING ITS SOLVENCY UNDER THE NEW YORK INSURANCE LAW, AND FOR DETERMINING WHETHER ITS FINANCIAL CONDITION WARRANTS THE PAYMENT OF A DIVIDEND TO ITS STOCKHOLDERS. NO CONSIDERATION IS GIVEN BY THE NEW YORK STATE INSURANCE DEPARTMENT TO FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN MAKING SUCH DETERMINATIONS.”

(k)    Closing Documents.    The Issuer shall provide or cause to be provided to the Insurer or its representatives an executed original copy of each document executed in connection with the Transaction within 30 days of the Initial Closing or, with respect to any issuance of Additional Notes, within 30 days of any Subsequent Closing Date.

(l)    Use of Proceeds.    The Issuer shall apply its funds in accordance with the Indenture.

(m)    ERISA.    The Issuer shall give, or shall cause to be given, to the Insurer prompt notice of each of the following events of which the Issuer has knowledge (but in no event more than 30 days after the earlier of the occurrence of the event or the

Issuer learning of the existence of a reasonable probability that the event will occur): (i) when a Plan has a material Accumulated Funding Deficiency, (ii) when a Commonly Controlled Entity becomes obligated to make a material contribution to any Multiemployer Plan, (iii) any action by a Commonly Controlled Entity to terminate any Plan so as to incur any material liability to the PBGC or under Title IV of ERISA, or when circumstances otherwise exist which could reasonably be expected to result in any Commonly Controlled Entity incurring any such material liability and (iv) any action by the PBGC to terminate or appoint a trustee to administer a Plan. In addition, the Issuer shall promptly (but in no case more than 30 days following issuance or receipt by the Commonly Controlled Entity) provide, or cause to be provided, to the Insurer a copy of all material correspondence between a Commonly Controlled Entity and the PBGC or Internal Revenue Service relating to any of the events described in the preceding sentence or the underfunded status, termination or possible termination of a Plan.

(n)    Exemption from Investment Company Registration.    The Issuer shall take all actions necessary so as to be exempt from registration under the Investment Company Act.

(o)    Exemption from Securities Act Registration.    The Issuer shall take all actions within its reasonable control necessary so as to exempt the initial sale of the Notes and the Additional Notes from registration under the Securities Act and under any applicable securities laws of any state of the United States.

(p)    Maintenance of Interest.    The Issuer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Collateral.

(q)    Organizational Documents.    The Issuer agrees to operate in a manner consistent with the terms of its certificate of formation and limited liability company agreement and applicable Delaware law relating to limited liability companies organized in Delaware.

(r)    Indenture Trustee.    The Issuer shall, at the reasonable request of the Insurer (so long as it is the Controlling Party), exercise its right pursuant to Section 7.10 of the Indenture to remove the Indenture Trustee. The Issuer shall not remove the Indenture Trustee without the prior written consent of the Insurer (so long as it is the Controlling Party).

(s)    Rating Agency Communications.    The Issuer shall keep the Insurer informed of all (if any) material written or oral communications (including any single material communication and any series or group of communications which are, in the aggregate, material) between the Issuer and Moody’s or S&P regarding the Notes, the Additional Notes, the Transaction or the Closed Block Business.

(t)    Taxes.    The Issuer shall give the Insurer notice of the written assertion by any taxing authority of any lien, charge, encumbrance or penalty against the Issuer based upon the Issuer’s failure to pay any tax, assessment, charge or fee with respect to the Collateral, or failure to defend any action, if such failure to pay or defend adversely affects or could reasonably be expected to have an adverse effect on the priority or enforceability of the security interest in the Collateral created by the Indenture.

Section 2.03    Negative Covenants of the Issuer.    The Issuer hereby agrees that during the term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing or unless there is an Insurer Default:

(a)    Impairment of Rights.    The Issuer shall not take any action, or fail to take any action, if such action or failure to take action could reasonably be expected to interfere in any material respect with the enforcement of any rights of the Insurer and the Indenture Trustee under the Indenture, and the Issuer fails to cease such action or take the action omitted, as necessary to avoid such potential effect within 10 days of the Issuer’s knowledge of such potential effect. The Issuer shall give notice in writing to the Indenture Trustee and the Insurer promptly upon becoming aware of the occurrence of any circumstance that might reasonably be expected to constitute an Event of Default or Default, and such notice shall contain a description of the facts, circumstances or events that might reasonably be expected to constitute such Event of Default or Default; provided, that in connection with such notice, the Issuer may disclaim in good faith any admission that such circumstance does constitute an Event of Default or Default. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)    Waiver, Amendments, Etc.    The Issuer shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents or any Subsequent Transaction Document that affects the Insurer without the prior written consent of the Insurer.

(c)    Marketing Materials.    The Issuer shall not include any material relating to the Insurer or describing the terms of the Initial Policies or this Insurance Agreement in any marketing materials used by or on behalf of Issuer in connection with the offering and sale of the Notes or the Additional Notes unless such material has been approved in writing by the Insurer prior to its inclusion in such marketing materials. If after the initial inclusion in any marketing materials of any information described in the prior sentence, the Insurer shall advise the Issuer that the material relating to the Insurer is no longer accurate or is misleading and should be changed in any material respect, the Issuer shall promptly amend, or cause to be amended, the marketing materials to reflect such advice. The Insurer shall respond, as promptly as reasonably possible under the circumstances, to any request for approval pursuant to this Section 2.03(c) and such approval shall not be unreasonably withheld or delayed. The Insurer hereby approves such material in the preliminary Offering Circular dated April 15, 2002, in the final Offering Circular dated April 24, 2002 and in the Bloomberg L.P. “road show” presentation in connection with the marketing of the Notes.

(d)    Restriction on Business.    The Issuer shall not engage in any business or activity other than those permitted under the Indenture and shall not otherwise violate any provision of Section 11.06 of the Indenture.

(e)    Mergers.    Except as otherwise provided in the Indenture, the Issuer shall not consolidate with or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person.

(f)    Liquidation; Insolvency.    The Issuer shall not dissolve or liquidate, in whole or in part, or, prior to the date that is one year and one day after payment in full of all amounts payable in respect of the Notes or the Additional Notes and any of its obligations to the Insurer or the Indenture Trustee, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such or any similar action; provided, that the foregoing shall not prohibit any liquidation of the Issuer’s, MONY Group’s or MONY Life’s assets in accordance with the terms of the Indenture, the Notes, the Additional Notes, this Insurance Agreement or the organizational documents of such entities.

(g)    Amendments to Organizational Documents.    The Issuer shall not amend, supplement or otherwise modify its certificate of formation or limited liability company agreement (or permit any of the foregoing), or fail to abide by the restrictions contained therein, in any way that conflicts with, or otherwise alters in any way, the Issuer’s obligations under the Transaction Documents or any Subsequent Transaction Documents.

(h)    Repurchase of Shares; Distributions.    The Issuer shall not repurchase any of its membership interests nor make any distributions to its members, including, without limitation, any declaration or distribution of dividends, except as directed or permitted by the terms of the Indenture.

(i)    Issuance of Membership Interest.    The Issuer shall not issue any securities convertible into or exchangeable for, or any options, warrants or other rights to acquire, any membership interests of the Issuer.

(j)    ERISA.    The Issuer shall not, and shall ensure that each Commonly Controlled Entity shall not:

(i)  terminate any Plan so as to incur any material liability to the PBGC;

(ii)  fail to pay to any Plan any contribution which it is obligated to pay under the terms of such Plan, if such failure would cause such plan to have any material Accumulated Funding Deficiency, whether or not waived; or

(iii)  allow or suffer to exist any event or condition, which presents a reasonable risk of termination by the PBGC of any Plan, to the extent that the occurrence or nonoccurrence of such event or condition is within the control of it or any Commonly Controlled Entity, which termination would reasonably be expected to have a Material Adverse Effect.

(k)    No Other Credit Enhancement.    The Issuer shall not enter into any credit enhancement facility with respect to any Notes or Additional Notes without the prior written consent of the Insurer.

(l)    Use of Assets of Closed Block Business.    The Issuer shall cause MONY Life (i) to not create or permit to exist any Liens on assets of the Closed Block or Surplus and Related Assets other than Permitted Liens and (ii) to not otherwise utilize (by transfer or otherwise) such assets or cash flows from such assets to repay indebtedness for money borrowed or liabilities of MONY Life, (x) attributable to or for the express benefit of the Ongoing Businesses of MONY Life except for the payment of Administrative Payments and investment management fees relating to the management of assets in the Closed Block and the Surplus and Related Assets or (y) unless inconsistent with applicable law and regulation, arising from conduct or events occurring prior to the date of the Initial Closing.

(m)    Other Activities.    The Issuer shall not institute against, or join any other person in instituting against, MONY Group any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law, for one year and a day after the expiration of the term of this Insurance Agreement; provided, that the foregoing shall not prohibit any action after the filing of any involuntary petition or other institution of any such proceedings by another Person.

Section 2.04    Representations and Warranties of MONY Group.    MONY Group represents and warrants as follows:

(a)    Organization, Power and Authority.

(i)  MONY Group has been organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)  MONY Group has the power and authority (corporate and other) to own its properties and conduct its business, as defined in the Offering Document and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure of MONY group to be so qualified and in good standing would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Due Authorization and Validity of Transaction Documents.    Each Transaction Document to which MONY Group is a party has been, and each Subsequent Transaction Document to which MONY Group is a party will have been, when executed and delivered, duly authorized by all necessary corporate action on the part of MONY

Group and has been or will have been duly executed and delivered by MONY Group. Assuming due authorization, execution and delivery thereof by the other parties thereto, each such Transaction Document constitutes, and each Subsequent Transaction Document will constitute, a valid and legally binding obligation of MONY Group, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws, relating to creditors’ rights, public policy limiting the right to indemnification for violations of securities laws and general principles of equity, and the Indenture conforms in all material respects to the descriptions thereof in the Offering Document.

(c)    Representations and Warranties in the Transaction Documents.    Each of the representations and warranties of MONY Group contained in the Transaction Documents to which it is a party is true and correct, and MONY Group hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein. MONY Group acknowledges that such representations and warranties are made herein for the benefit of the Insurer and the Insurer is relying thereon in entering into this Insurance Agreement and the Initial Policies.

(d)    Non-contravention.    None of the execution, delivery or compliance with any of the Transaction Documents or Subsequent Transaction Documents to which MONY Group is a party will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MONY Group is a party or by which MONY Group is bound or to which any of the property or assets of MONY Group is subject, except for any such conflict, breach, violation or default as would not reasonably be expected to have a Material Adverse Effect, and will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of MONY Group or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over MONY Group or any of its properties, except to the extent such conflict, breach, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)    Compliance With Securities Laws.    MONY Group is not, and, after giving effect to the issuance and sale of the Notes or the Additional Notes, and the application of the proceeds of the Notes or the Additional Notes, will not be an “investment company” as defined pursuant to the Investment Company Act.

Section 2.05    Affirmative Covenants of MONY Group.    MONY Group hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing and unless there exists an Insurer Default, MONY Group shall comply with its obligations under the Transaction Documents and any Subsequent Transaction Documents. Each Agreement Relating to the Insurer of MONY Group shall be performed by MONY Group in accordance with its terms for the benefit of the Insurer. Without limiting the generality of the foregoing, the provisions of Article Eleven of the Indenture applicable to MONY Group are incorporated by reference herein and such provisions shall remain in effect in accordance with Section 4.01 hereof notwithstanding any prior termination of the Indenture or defeasance of the Notes or Additional Notes. MONY Group shall comply with all material requirements of any law, rule or regulation applicable to it.

Section 2.06    Negative Covenants of MONY Group.    MONY Group hereby agrees that during the term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing or unless there exists an Insurer Default:

(a)    Impairment of Rights.    MONY Group shall not take any action, or fail to take any action, if such action or failure to take action could reasonably be expected to interfere in any material respect with the enforcement of any rights of the Insurer and the Indenture Trustee under the Indenture, and MONY Group fails to cease such action or take the action omitted, as necessary to avoid such potential effect within 10 days of MONY Group’s knowledge of such potential effect. MONY Group shall give notice in writing to the Indenture Trustee and the Insurer promptly upon becoming aware of the occurrence of any circumstance that might reasonably be expected to constitute an Event of Default or Default, and such notice shall contain a description of the facts, circumstances or events that might reasonably be expected to constitute such Event of Default or Default; provided, that in connection with such notice, MONY Group may disclaim in good faith any admission that such circumstance does constitute an Event of Default or Default. MONY Group shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)    Waiver, Amendments, Etc.    MONY Group shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents or any Subsequent Transaction Documents that affect the Insurer without the prior written consent of the Insurer.

(c)    Issuance of Membership Interest.    MONY Group shall not cause or permit the Issuer to issue any securities convertible into or exchangeable for, or any options, warrants or other rights to acquire, any membership interests of the Issuer.

(d)  Other Activities.    MONY Group shall not institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law, for one year and a day after the expiration of the Term of the Insurance Agreement; provided, that the foregoing shall not prohibit any action after the filing of any involuntary petition or other institution of any such proceedings by any other Person.

Section 2.07    Representations and Warranties of MONY Life.    MONY Life represents and warrants as follows:

(a)  Organization; Power and Authority.

(i)  MONY Life has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York; and

(ii)  MONY Life has the power and authority (corporate and other) to own its properties and conduct its business, as described in the Offering Document, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure of MONY Life to be so qualified and in good standing would not, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Due Authorization and Validity of Transaction Documents.    Each Transaction Document to which MONY Life is a party has been, and each Subsequent Transaction Document to which MONY Life is a party will have been, when executed and delivered, duly authorized by all necessary corporate action on the part of MONY Life and has been or will have been duly executed and delivered by MONY Life. Assuming due authorization, execution and delivery thereof by the other parties thereto, each such Transaction Document constitutes, and each Subsequent Transaction Document will constitute, a valid and legally binding obligation of MONY Life, enforceable in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent conveyance, reorganization, moratorium or similar laws relating to creditors’ rights, public policy limiting the right to indemnification for violations of securities laws and general principles of equity, and the Indenture conforms in all material respects to the descriptions thereof in the Offering Document.

(c)    Representations and Warranties in the Transaction Documents.    Each of the representations and warranties of MONY Life contained in the Transaction Documents to which MONY Life is a party is true and correct, and MONY Life hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein. MONY Life acknowledges that such representations and warranties are made herein for the benefit of the Insurer and the Insurer is relying thereon in entering into this Insurance Agreement and the Initial Policies.

(d)    Non-contravention.    None of the execution, delivery or compliance with any of the Transaction Documents or Subsequent Transaction Documents to which MONY Life is a party will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MONY Life is a party or by which MONY Life is bound or to which any of the property or assets of MONY Life is subject, except for any such conflict, breach, violation or default as would not reasonably be expected to have a Material Adverse Effect, and will not result in any violation of the provisions of the Amended and Restated Charter or Amended and Restated By-laws of MONY Life or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over MONY Life or any of its properties, except to the extent such conflict, breach, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)    Compliance With Securities Laws.    MONY Life is not, and, after giving effect to the issuance and sale of the Notes or the Additional Notes, and the application of the proceeds of the Notes or the Additional Notes, will not be an “investment company” as defined pursuant to the Investment Company Act.

(f)    Compliance with Applicable Law; Insurance Operations.

(i)  Each of MONY Life and its subsidiaries holds in full force and effect all Consents and has made all Filings necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to all applicable statutes, orders, rules and regulations, and there has been no violation of any Consent, nor has MONY Life received written notice asserting any such violation, except for such failures to be in full force and effect and for such violations, if any, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)  Each of MONY Life and its subsidiaries is in compliance with each applicable statute, order, rule and regulation relating to it or any of its material assets, properties or operations, except where noncompliance with any such statute, order, rule and regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)  Each of MONY Life and its insurance company subsidiaries (i) is an authorized insurer (on either an admitted or a nonadmitted basis) in each state in which it presently writes insurance for the type of insurance it presently writes in such states and (ii) meets all statutory and regulatory requirements of all insurance regulatory agencies and other governmental agencies and bodies which have jurisdiction over it to be an authorized insurer on either an admitted or a nonadmitted basis except where the failure to meet such requirements would not be reasonably expected to have a Material Adverse Effect.

Section 2.08    Affirmative Covenants of MONY Life.    The Issuer agrees that it shall cause MONY Life during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing or unless there exists an Insurer Default, to do as follows:

(a)    Compliance With Agreements and Applicable Laws.    MONY Life shall comply with its obligations under the Transaction Documents and any Subsequent Transaction Documents. MONY Life shall, and shall cause each of its subsidiaries to, comply with all material requirements of any law, rule or regulation applicable to such entity.

(b)    Corporate Existence Separateness.    MONY Life shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of New York and duly qualified and duly authorized (as described in Section 2.07(a) hereof) and shall conduct its business in all material respects in accordance with the terms of New York law applicable to insurance companies organized in New York and in all respects in accordance with its Amended and Restated Charter or Amended and Restated By-laws and shall observe all corporate formalities appropriate for a New York life insurance corporation.

(c)    Compliance Certificate.    MONY Life shall deliver to the Insurer concurrently with the delivery of the financial statements required pursuant to Section 8.04 of the Indenture, a certificate signed by an Authorized Officer of MONY Life:

(i)  stating that a review of the Issuer’s performance under the Transaction Documents during such period has been made under such officer’s supervision;

(ii)  setting forth the information required under Section 8.04 of the Indenture; and

(iii)  stating that to the best of such officer’s knowledge following reasonable inquiry, no Default or Event of Default has occurred; provided, that if a Default or Event of Default has occurred and is continuing, such certificate shall specify the nature thereof and, if MONY Life has a right to cure pursuant to Section 5.01 hereof, specify in reasonable detail the steps, if any, being taken by MONY Life to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; provided, further, that MONY Life shall update such certificate to the Insurer promptly upon any material change in the steps last reported until such Default or Event of Default is no longer continuing.

(d)    Access to Records; Discussions With Officers and Accountants.    MONY Life shall, upon the reasonable request of the Insurer, and as often as the Insurer may reasonably request, permit the Insurer or its authorized agents:

(i)  to inspect the properties, books and records of MONY Life as they may relate to the Notes or the Additional Notes, the obligations of MONY Life under the Transaction Documents, any Subsequent Transaction Document, MONY Life’s business, and the Transaction, upon reasonable advance notice to MONY Life (which shall not be less than 48 hours);

(ii)  to discuss the affairs, finances and accounts of MONY Life with any relevant officers of MONY Life; and

(iii)  to discuss the affairs, finances and accounts of MONY Life with MONY Life’s independent accountants, provided, that an officer of MONY Life shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted in accordance with Section 2.02(e) hereof. The books and records of MONY Life will be maintained at the address of MONY Life designated herein for receipt of notices, unless it shall otherwise advise the parties hereto in writing.

(e)    Notice of Material Events.    MONY Life shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following of which MONY Life has knowledge or notice:

(i)  the submission of any claim or the initiation of or the specific intent to initiate (but only if MONY Life has knowledge of such specific intent) any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against MONY Life that could reasonably be expected to have a Material Adverse Effect, or the commencement of any proceeding or the formal promulgation or publication of any proposed or final rule which could reasonably be excepted to result in a Material Adverse Effect;

(ii)  the commencement of any proceedings by or against MONY Life under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been appointed or requested for MONY Life or any of its assets or such an appointment or request could reasonably be expected; or

(iii)  the receipt of notice that (A) MONY Life is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct by MONY Life of any of its businesses is to be suspended or revoked which suspension or revocation could reasonably be expected to have a Material Adverse Effect, or (C) MONY Life is to cease and desist any practice, procedure or policy employed by MONY Life in the conduct of its business, and such suspension, revocation or cessation could reasonably be expected to result in a Material Adverse Effect.

Section 2.09    Negative Covenants of MONY Life.    MONY Life hereby agrees that during the term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing or unless there exists an Insurer Default:

(a)    Impairment of Rights.    MONY Life shall not take any action, or fail to take any action, if such action or failure to take action could reasonably be expected to interfere with the enforcement of any rights under the Transaction Documents or any Subsequent Transaction Documents that are material to the rights, benefits or obligations of the Insurer.

(b)    Waiver, Amendments, Etc.    MONY Life shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents or any Subsequent Transaction Documents that affect the Insurer without the prior written consent of the Insurer (which shall not be unreasonably withheld).

(c)    Other Activities.    MONY Life shall not institute against, or join any other person in instituting against, the Issuer or MONY Group any bankruptcy,

reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law, for one year and a day after the expiration of the Term of the Insurance Agreement; provided, that the foregoing shall not prohibit any action after the filing of any involuntary petition or other institution of any such proceedings by another Person.

ARTICLE II

THE POLICY; REIMBURSEMENT; SUBROGATION

Section 3.01    Issuance of the Initial Policies.    The Insurer agrees to issue the Initial Policies on the Initial Closing subject to satisfaction of the conditions precedent set forth below:

(a)    Filings and Recording.    The Insurer shall have received evidence reasonably satisfactory to it of the delivery of the Collateral and the filing and/or recording in all necessary jurisdictions (or such filing and/or recording having been provided for in a manner reasonably satisfactory to the Insurer) of all documents and such appropriate instruments, in form and substance reasonably satisfactory to the Insurer, as may be necessary in the reasonable opinion of the Insurer to perfect the security interests created by the Indenture, and all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing shall have been paid. The Issuer shall have delivered to the Indenture Trustee the Collateral and each of the Issuer, MONY Group and MONY Life shall be, as of the Initial Closing, in compliance in all material respects with the terms of the Transaction Documents to which it is a party, and no default or event of default under any of the Transaction Documents shall have occurred and be continuing.

(b)    Material Adverse Effect.    The Insurer shall have received a letter from the Issuer stating that, other than as reflected in the Offering Document, since December 31, 2001 there has been no Material Adverse Effect.

(c)    Payment of Initial Premium and Expenses.    The Insurer shall have been paid, by the Issuer, that portion of a nonrefundable Premium payable on the Initial Closing and the Issuer shall have reimbursed or paid directly the other fees and expenses identified in Section 3.03 hereof as payable at the Initial Closing.

(d)    Transaction Documents.    Arrangements reasonably satisfactory to the Insurer shall have been made for the delivery of executed counterparts of the Transaction Documents to the Insurer on or promptly following the Initial Closing.

(e)    Certified Documents and Resolutions.    The Insurer shall have received a copy of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated Charter, as applicable, and Amended and Restated By-laws of each of MONY Group and MONY Life and the certificate of formation and limited liability company agreement of the Issuer and (ii) the resolutions of each of the governing boards, or members (if applicable), of each of MONY Group, the Issuer and MONY Life, as required, authorizing the issuance of the Notes and the execution, delivery and performance by each of them of the Transaction Documents to which it is a party and the transactions contemplated thereby, as applicable to it, certified by the Secretary or an Assistant Secretary (or such other officer, with respect to the Issuer, with the authority to execute such certificates) of each of MONY Group, the Issuer and MONY Life (which certificate shall state that such Amended and Restated Certificate of Incorporation, Amended and Restated Charter, Amended and Restated By-laws, certificate of formation and limited liability company agreement, as applicable, and resolutions are in full force and effect without modification on the Initial Closing).

(f)    Incumbency Certificate.    The Insurer shall have received a certificate of the Secretary or an Assistant Secretary (or such other officer, with respect to the Issuer, with the authority to execute such certificates) of each of MONY Group, the Issuer or MONY Life certifying the names and signatures of the officers of each of MONY Group, the Issuer or MONY Life authorized to execute and deliver the Transaction Documents to which it is a party and that shareholder or member, as applicable, consent to the execution and delivery of such documents is not necessary or has been obtained.

(g)    Representations and Warranties Certificate.    The representations and warranties of each of MONY Group, the Issuer and MONY Life set forth or incorporated by reference in the Transaction Documents to which it is a party shall be true and correct as of the Initial Closing (or such other dates as are specified in the Transaction Documents) other than representations and warranties which are expressly given as of a future date, and the Insurer shall have received a certificate of MONY Group, the Issuer and MONY Life executed by appropriate officers of each of MONY Group, the Issuer or MONY Life to that effect.

(h)    Opinions of Counsel.    The Insurer shall have received an executed counterpart of each of the legal opinions of counsel to the Issuer and the Indenture Trustee, addressed to the Insurer or accompanied by a reliance letter in favor of the Insurer, delivered in connection with the Transaction Documents to which it is a party on the Initial Closing, in each case in form and substance reasonably acceptable to the Insurer and its counsel, including but not limited to the legal opinion of Dewey Ballantine LLP, as counsel to the Issuer, to the effect that a bankruptcy court of competent jurisdiction would not order the substantive consolidation of MONY Group and the Issuer.

(i)    Approvals, Etc.    The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders or members, as applicable, of each of MONY Group, the Issuer and MONY Life required in connection with the Transaction.

(j)    No Litigation, Etc.    No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or (to the knowledge of the Issuer) threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

(k)    Legality.    No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(l)    Issuance of Ratings.

(i)  The Issuer shall have received confirmation that the risk secured by the Initial Note Policy constitutes an investment grade risk by S&P and Moody’s and that the Notes, when issued, will be rated at least AAA by S&P and Aaa by Moody’s.

(ii)  Each of S&P and Moody’s shall have rated the Notes as at least A and Baal (without reference to the benefit to be afforded by the Initial Note Policy), respectively.

(iii)  The financial strength of MONY Life shall not be rated below AA- by S&P, and shall not be rated below A2 by Moody’s, and the unsecured senior debt of MONY Group shall not be rated below A- by S&P and shall not be rated below Baa2 by Moody’s.

(m)    List of Assets.    A list of each of the assets included in the Surplus and Related Assets shall have been provided to the Insurer immediately prior to the issuance of the Initial Policies and such list shall substantially conform with the description of the Surplus and Related Assets as described in Exhibit D to the Indenture.

(n)    Conform to Documents.    The Insurer and its counsel shall have determined in their reasonable judgments that all documents, certificates and opinions to be delivered in connection with the Notes conform in all material respects to the terms of the Transaction Documents.

Section 3.02    Issuance of the Subsequent Note Policies.    The Insurer agrees to issue the Subsequent Note Policies on any Subsequent Closing Date occurring on or prior to December 31, 2004, subject to satisfaction of the conditions precedent set forth below:

(a)    Material Adverse Effect.    The Insurer shall have received a letter from the Issuer stating that, other than as reflected in the Offering Document, since the date of the immediately preceding issuance of Notes or Additional Notes, as the case may be, there has been no Material Adverse Effect.

(b)    Payment of Premium and Expenses.    The Insurer shall have been paid, by the Issuer, that portion of a nonrefundable Premium payable on the Subsequent Closing Date and the Issuer shall have reimbursed or paid directly the other fees and expenses identified in Section 3.03 hereof as payable on such Subsequent Closing.

(c)    Transaction Documents.    Arrangements reasonably satisfactory to the Insurer shall have been made for the delivery of executed counterparts of the Transaction Documents to the Insurer on or promptly following the Subsequent Closing Date.

(d)    Certified Documents and Resolutions.    The Insurer shall have received a copy of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated Charter, as applicable, and Amended and Restated By-laws of each of MONY Group and MONY Life and the certificate of formation and limited liability company agreement of the Issuer and (ii) the resolutions of each of the governing boards, or members (if applicable), of each of MONY Group, the Issuer and MONY Life, as required, authorizing the issuance of the Additional Notes and the execution, delivery and performance by each of them of the Subsequent Transaction Documents to which it is a party and the transactions contemplated thereby, as applicable to it, certified by the Secretary or an Assistant Secretary (or such other officer, with respect to the Issuer, with the authority to execute such certificates) of each of MONY Group, the Issuer and MONY Life (which certificate shall state that such Amended and Restated Certificate of Incorporation, Amended and Restated Charter, Amended and Restated By-laws, certificate of formation and limited liability company agreement, as applicable, and resolutions are in full force and effect without modification on the Subsequent Closing Date).

(e)    Incumbency Certificate.    The Insurer shall have received a certificate of the Secretary or an Assistant Secretary (or such other officer, with respect to the Issuer, with the authority to execute such certificates) of each of MONY Group, the Issuer or MONY Life certifying the names and signatures of the officers of each of MONY Group, the Issuer or MONY Life authorized to execute and deliver the Subsequent Transaction Documents to which it is a party and that shareholder or member, as applicable, consent to the execution and delivery of such documents is not necessary or has been obtained.

(f)    Representations and Warranties; Certificate.    The representations and warranties of each of MONY Group, the Issuer or MONY Life set forth or incorporated by reference in the Transaction Documents to which it is a party shall have been true and correct when made or as of a future date (or such other dates as are specified in the Transaction Documents) and, except where the failure of such a representation or warranty to be true and correct would not have a material adverse effect on the Insurer’s interests with respect to the transactions contemplated hereby, shall be true and correct as of the Subsequent Closing Date and the Insurer shall have received a certificate of appropriate officers of each of MONY Group, the Issuer or MONY Life to that effect.

(g)    Opinions of Counsel.    The Insurer shall have received an executed counterpart of each of the legal opinions of counsel to the Issuer and the Indenture Trustee, addressed to the Insurer or accompanied by a reliance letter in favor of the Insurer, delivered in connection with the Subsequent Transaction Documents to which it is a party on the Subsequent Closing Date, in each case in form and substance substantially identical to the opinions referred to in Section 3.01(h) hereof.

(h)    Approvals, Etc.    The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders or members, as applicable, of each of MONY Group, the Issuer and MONY Life required in connection with the issuance of the Additional Notes.

(i)    No Litigation, Etc.    No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or (to the knowledge of the Issuer) threatened (if reasonably likely to have an adverse result) before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Subsequent Transaction Documents or the consummation of the issuance of the Additional Notes.

(j)    Legality.    No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Subsequent Transaction Documents illegal or otherwise prevent the consummation thereof.

(k)    Issuance of Ratings.

(i)  The Issuer shall have received confirmation that the risk secured by the Additional Notes Policy constitutes an investment grade risk by S&P and Moody’s and that the Additional Notes, when issued, will be rated at least AAA by S&P and Aaa by Moody’s.

(ii)  Each of S&P and Moody’s shall have rated the Additional Notes at a ratings level that is no lower than two ratings levels below the financial strength rating assigned by such service to MONY Life at such time (without reference to the benefit to be afforded by the Additional Notes Policy); for example, without limiting the generality of the foregoing, if the financial strength of MONY Life is rated A+ at the time by S&P, this subparagraph shall require that the Additional Notes be rated no lower than A- by S&P.

(iii)  The financial strength of MONY Life shall not be rated below A+ by S&P, and shall not be rated below A3 by Moody’s, and the unsecured senior debt of MONY Group shall not be rated below BBB by S&P and shall not be rated below Baa3 by Moody’s.

(l)    No Default.    No Default or Event of Default shall have occurred and be continuing.

(m)    Price Cap.    As of any such Subsequent Closing Date, the sum of the (x) Notes Price Cap Amount and (y) the Additional Notes Price Cap Amount and (z) the Proposed Issuance Price Cap Amount shall not exceed $35,550,000. As used herein:

(i)    “Notes Price Can Amount” means, with respect to the Notes, the product of (A) the aggregate principal amount of the Notes Outstanding on such Subsequent Closing Date and (B) 7.19%.

(ii)    “Additional Notes Price Cap Amount” means, with respect to all series of Additional Notes Outstanding on such Subsequent Closing Date, the aggregate, for all such series of Additional Notes, of the product of (A) the aggregate principal amount of such respective series of Additional Notes Outstanding on any Subsequent Closing Date and (B) the sum of (x) 0.75% and (y) if the Additional Notes are Additional Fixed Rate Notes, the annual fixed interest rate in respect of such Additional Fixed Rate Notes, and if the Additional Notes are Additional Floating Rate Notes, the annual fixed interest rate determined by applying the swaps proposed to hedge the floating interest rate of such Additional Floating Rate Notes.

(iii)    “Proposed Issuance Price Cap Amount” means, with respect to Additional Notes which are proposed to be issued on such Subsequent Closing Date, the product of (A) the aggregate principal amount of such Additional Notes proposed to be issued on such Subsequent Closing Date and (B) the sum of (x) 0.75% and (y) if the Additional Notes are Additional Fixed Rate Notes, the annual fixed interest rate in respect of such Additional Fixed Rate Notes, and if the Additional Notes are Additional Floating Rate Notes, the annual fixed interest rate determined by applying the swaps proposed to hedge the floating interest rate of such Additional Floating Rate Notes.

(n)    Conform to Documents.    The Insurer and its counsel shall have determined in their reasonable judgments that all documents, certificates and opinions to be delivered in connection with the Additional Notes conform in all material respects to the terms of the Subsequent Transaction Documents.

Section 3.03    Payment of Fees and Premium.

(a)    Professional Fees.    On the date of the Initial Closing, the Issuer shall pay or reimburse the Insurer, upon presentation of appropriate documentation, for (i) the reasonable fees and expenses of the Insurer’s counsel in connection with the Notes, LeBoeuf, Lamb, Greene & MacRae, L.L.P. (“LLG&M”), (ii) the reasonable fees and expenses in connection with any review of the Milliman USA analysis of the Closed Block, not to exceed $125,000 and (iii) other reasonable out of pocket expenses incurred by the Insurer in connection with evaluating and executing the transaction not to exceed $30,000. No later than each Subsequent Closing Date, the Issuer shall pay or reimburse the Insurer, upon presentation of appropriate documentation, for (i) the reasonable fees of expenses of its counsel incurred in connection with such issuance of Additional Notes, (ii) the reasonable fees and expenses of outside actuarial consultants incurred in connection with such issuance and (iii) other reasonable out of pocket expenses incurred by the Insurer in connection with such issuance. Such fees and expenses shall be reimbursed irrespective of whether any such issuance is consummated or the Insurer issues a Subsequent Note Policy in connection therewith. Other than LLG&M, the

Insurer’s actuarial consultants, Tillinghast Towers-Perrin, and its regular accountants, KPMG Peat Marwick, the Insurer will consult with the Issuer prior to hiring any service providers or incurring any out of pocket expenses in excess of $10,000, providing where reasonably practicable the identity of the third party to be hired, a description of the services to be rendered, and an estimate of the fees to be charged or the reason for the incurrence of the out of pocket expenses.

(b)    Rating Agency Fees.    The initial fees of S&P and Moody’s with respect to the Notes and the Additional Notes and the transactions contemplated hereby shall be paid by the Issuer in full on demand. All periodic and subsequent fees of S&P or Moody’s with respect to, and directly allocable to, the Notes and Additional Notes shall be for the account of, and shall be billed to, the Issuer. The fees for any other rating agency shall be paid by the party requesting such other agency’s rating, unless such other agency is a substitute for S&P or Moody’s in the event that S&P or Moody’s is no longer rating the Notes or the Additional Notes, in which case the cost for such agency shall be paid by the Issuer.

(c)    Premium.

(i)  The Issuer shall be charged a premium under each Note Policy to be paid to the Insurer out of funds of the Closed Block Business, which shall be calculated based upon the Outstanding principal amount of the Notes or Additional Notes, as the case may be, insured by each such Note Policy, on an annual basis commencing with the date of issuance of such Notes or Additional Notes (giving effect to such issuance for the purpose of such calculation), and on each anniversary of each such issuance, with the applicable principal amount being multiplied by the premium rate of 0.75%. The annual premium amount so calculated (the “Premium”) will be fully earned on the date of each such issuance and each such anniversary, and shall be paid in quarterly installments commencing on the date of such issuance and thereafter on the next three Scheduled Payment Dates for such issuance.

(ii)  The Insurer shall be entitled to receive the Premium as and when due (i) in the case of Premium due on or before the Initial Closing or any Subsequent Closing Date, directly from the Issuer, and (ii) in the case of Premium due after the Initial Closing or any Subsequent Closing Date, from the Issuer pursuant to the Indenture as set forth therein. The Premium paid as aforesaid shall be nonrefundable without regard to whether the Insurer makes any payment under the Initial Policies or any other circumstances relating to the Notes, the Additional Notes or the Swap Agreement or provision being made for payment of the Notes or the Additional Notes prior to maturity. The Issuer or the Indenture Trustee (with respect to the Indenture Trustee, to the extent the Indenture Trustee is paying the premium on behalf of the Issuer in accordance with the Indenture), as the case may be, shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Issuer or the Indenture Trustee, as the case may be. The Premium is hereby deemed fully earned by the Insurer as of the Date of Issuance or any

Subsequent Closing Date notwithstanding the fact that it is payable in installments; provided, that in the event the Notes or the Additional Notes become due on an accelerated basis as a result of a Trigger Event, if any, duly made and paid in accordance with the Indenture), then, at the option of Insurer, the Unpaid Premium shall become immediately due and payable by the Issuer to the Insurer without demand or notice. The “Unpaid Premium” shall be an amount equal to the Premium that would have been payable from the date of the last periodic payment of Premium until the scheduled final maturity of the last maturing series of the Notes or Additional Notes if the Notes or Additional Notes outstanding on the date of acceleration had remained outstanding until the scheduled final maturity.

(d)    Termination Fee.    If the Issuer redeems or defeases the Notes and any Additional Notes as provided in the Indenture, the Issuer shall pay the Insurer a termination fee in cash equal to (i) the Outstanding principal balance of the Notes and any Additional Notes on the date that the such redemption or defeasance is fully funded as provided in the Indenture multiplied by (ii) a percentage which shall be 2.25% on the date of the Initial Closing, declining ratably to zero on the third anniversary of the Initial Closing.

(e)    Commitment Fee.    The Issuer shall pay to the Insurer a commitment fee equal to an annual rate of 0.3% of the difference, on each date as of which such fee is calculated, between $450,000,000 and the aggregate principal amount of the Notes and any Additional Notes issued on or prior to such date. Such fee shall be calculated as of the date of the Initial Closing, April 21, 2003 and April 21, 2004, and shall be payable in arrears on a quarterly basis commencing on each such date and thereafter on the next three Scheduled Payment Dates for the Notes. Such fee for the period commencing on April 21, 2004 shall apply only to the period commencing on such date and ending on December 31, 2004, and shall be reduced proportionately to give effect to such shortened period. No commitment fee hereunder shall be payable with respect to any period after December 31, 2004.

Section 3.04    Reimbursement and Additional Payment Obligation.    (a)  In accordance with the priorities established in Section 4.05(l) of the Indenture, the Insurer shall be entitled to reimbursement for any payment made by the Insurer under any Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a form of notice attached as an exhibit to each Policy, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate. Such payments shall include any payments made by the Insurer on behalf of, or advanced to, the Issuer, including, without limitation, any amounts payable by the Insurer pursuant to the Notes, Additional Notes, the Swap Agreement or any other Transaction Documents or Subsequent Transaction Documents; and any payments made by the Insurer as, or in lieu of, servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of the Insurer, to third parties in connection with the Transaction.

(b)  The Issuer agrees to pay to the Insurer as follows: any and all advances, loans, charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under any Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under any Policy, (ii) the administration, enforcement, defense or preservation of any rights in respect of any of the Transaction Documents and Subsequent Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of the Issuer or MONY Life or any Affiliate thereof) relating to any of the Transaction Documents and Subsequent Transaction Documents, any party to any of the Transaction Documents and Subsequent Transaction Documents, in its capacity as such a party, or the Transaction, (iii) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents and Subsequent Transaction Documents, or pursuit of any other remedies under any of the Transaction Documents and Subsequent Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (iv) any amendment, waiver or other action with respect to, or related to, any Transaction Document and Subsequent Transaction Documents, whether or not executed or completed and (v) any review or approval by the Insurer in connection with the delivery of any additional or substitute collateral under any of the Transaction Documents and Subsequent Transaction Documents; or any action taken by the Insurer to cure an Event of Default (or to mitigate the effect of an Event of Default) under any of the Transaction Documents and Subsequent Transaction Documents.

(c) The Issuer agrees to pay to the Insurer as follows: interest on any and all amounts described in this Section 3.04 from the date payable or paid by or on behalf of such party until payment thereof in full, and interest on any and all amounts described in Section 3.03 hereof from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate per annum.

All such amounts are to be immediately due and payable without demand, in full, without any requirement on the part of the Insurer to seek reimbursement from any other sources of indemnity therefor or to allocate expenses to other transactions benefiting therefrom.

Section 3.05    Indemnification; Limitation of Liability.    (a)  In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights of the Insurer pursuant hereto or under law or equity or under any Transaction Document or Subsequent Transaction Documents, the Issuer and MONY Life, jointly and severally, except with respect to Subsection (vi) of this Section 3.05(a) in which instance MONY Life shall be responsible only for its own breaches or defaults with respect to those Transaction Documents or Subsequent Transaction Documents to which it is a party, agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (any such person an “Indemnitee”), from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever (herein collectively referred to as “Liabilities”) incurred by the Indemnitee of any nature arising out of or relating to the transactions contemplated by the Transaction Documents and Subsequent Transaction Documents by reason of:

(i)  any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar and only to the extent as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information which was furnished, respectively, by the Insurer in writing expressly for use therein (the “Insurer Information”) or by the Initial Purchasers in writing (the “Initial Purchasers Information”) expressly for use therein; it being understood that, in respect of the Offering Document, the Insurer Information is limited to the information under the caption “Bond Insurance—Description of the Insurer” and the financial statements of the Insurer incorporated therein by reference.

(ii)  to the extent not covered by clause (i) above, any act or omission of the Issuer or MONY Life in connection with the offering, issuance, sale or delivery of the Notes or Additional Notes other than by reason of false or misleading Insurer Information or Initial Purchasers Information;

(iii)  the negligence, bad faith, willful misconduct, misfeasance or malfeasance of, or theft committed by, any director, officer, employee or agent of the Issuer or MONY Life in connection with the Transaction;

(iv)  the violation by the Issuer or MONY Life of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer, sale, remarketing or delivery of the Notes or Additional Notes or the transactions contemplated by the Transaction Documents and Subsequent Transaction Documents;

(v)  the violation by the Issuer or MONY Life of any domestic or foreign laws, rules or regulations, or any judgment, order or decree applicable to it;

(vi)  the breach by MONY Group, the Issuer or MONY Life of any of its obligations under this Insurance Agreement or any of the Transaction Documents or Subsequent Transaction Documents or the occurrence, in respect of the Issuer or MONY Life, under any of the Transaction Documents or Subsequent

Transaction Documents of any “event of default” or any event which, with the giving of notice or lapse of time or both, would constitute any “event of default”; and

(vii)  the breach by MONY Group, the Issuer or MONY Life of any representation, warranty or covenant contained in the Transaction Documents or Subsequent Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

(b)  Any Indemnitee which proposes to assert the right to be indemnified under this Section 3.05 will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any of the Issuer or MONY Life (each an “Indemnifying Party”) under this Section 3.05, notify the Indemnifying Party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served; provided, that the failure of an Indemnitee to provide such notice shall relieve the Indemnifying Party of its obligations under this Section 3.05 only to the extent such Indemnifying Party shall have been materially prejudiced by such failure. In case any action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and pay all costs and expenses in connection therewith. An Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnitee; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Insurer in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both an Indemnitee and the Indemnifying Party, and the Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnitee notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnitee, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnitees, which firm shall be designated in writing by the Insurer). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this Subsection (b), the Indemnifying Party agrees to indemnify and hold the Indemnitees harmless from and against any loss or liability by reason of such settlement or judgment.

(c)  To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnitee (other than due to application of this Section 3.05), each Indemnifying Party shall contribute to the losses incurred by an Indemnitee on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnitee, on the other hand.

(d)  This Section 3.05 shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which give rise to a right of indemnification under this Section 3.05 and until all suits filed as a result thereof have been finally concluded.

Section 3.06    Payment Procedure.    All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds to the account number provided by the Insurer in writing no later than one Business Day prior to the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto no later than one Business Day prior to the date when due. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

Section 3.07    Subrogation.    Subject only to the payment terms set forth in the Indenture (including the payment priorities and limited recourse set forth in such documents considered together) the parties hereto acknowledge that, in the event that the Insurer makes any payment pursuant to the Initial Policies, the Insurer shall, in addition to any other remedies available to it under the Transaction Documents, any Subsequent Transaction Documents and/or applicable law, be fully subrogated to the rights of the Noteholders, the Counterparty or other Person to whom such payment is made by the Insurer to any moneys paid or payable to the Noteholders, the Counterparty, or such other Person as the case may be, pursuant to the Notes, the Additional Notes, the Transaction Documents and the Subsequent Transaction Documents or otherwise. The parties hereto hereby agree to such subrogation and, further agree to execute such instruments and to take such actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable in respect of the Initial Policies or Subsequent Note Policies.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01    Effective Date; Term of the Insurance Agreement.    This Insurance Agreement shall take effect on the Initial Closing and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under either (i) the Initial Policies and the Initial Policies shall have been surrendered to the Insurer for cancellation and (ii) any Subsequent Note Policies and all Subsequent Note Policies shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Issuer, MONY Group and MONY Life or from any other source under the Transaction Documents and Subsequent Transaction Documents and all amounts payable under the Notes, any Additional Notes and the Swap Agreement have been paid in full; provided, however, that the provisions of Sections 3.03, 3.04 and 3.05 hereof shall survive any termination of this Insurance Agreement, until the Issuer has been fully released from all obligations to the Insurer under the Indenture.

Section 4.02    Obligations to be Performed in Accordance with this Insurance Agreement     (a)  The obligations of the Issuer, MONY Group and MONY Life hereunder shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i)  any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Transaction Documents, Subsequent Transaction Documents, Initial Policies or Subsequent Note Policies;

(ii)  any exchange or release of any other obligations hereunder;

(iii)  the existence of any claim, setoff, defense, reduction, abatement or other right which any of the Issuer, MONY Group and MONY Life may have at any time against the Insurer or any other Person;

(iv)  any document presented in connection with the Initial Policies proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)  any payment by the Insurer under the Initial Policies against presentation of a certificate or other document that does not strictly comply with terms of the Initial Policies;

(vi)  any failure of the Issuer to receive the proceeds from the sale of the Notes or the Additional Notes;

(vii)  any breach by any of the Issuer, MONY Group and MONY Life of any representation, warranty or covenant contained in any of the Transaction Documents or Subsequent Transaction Documents; or

(viii)  any other circumstances, other than payment in full of the obligations under this Insurance Agreement, the Indenture, the Notes and the Additional Notes which might otherwise constitute a defense available to, or discharge of, any of the Issuer, MONY Group and MONY Life in respect of any Transaction Document or Subsequent Transaction Document.

(b)  Each of the Issuer, MONY Group and MONY Life and any their successors and assigns pursuant to Section 4.03 hereof agree to be bound by this

Insurance Agreement and to the extent permitted by law (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or any Subsequent Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents and Subsequent Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents and Subsequent Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Issuer, MONY Life or MONY Group; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.02, be without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

Section 4.03    Assignments; Reinsurance; Third-Party Rights.    (a)  This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Issuer, MONY Group and MONY Life nor the Indenture Trustee may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

(b)  The Insurer shall have the right to enter into contracts of reinsurance with respect to the Policies upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Initial Policies.

(c)  Nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Noteholder, other than the Insurer against any of the Issuer, MONY Group or MONY Life and MONY Group, MONY Life and the Issuer against the Insurer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Noteholder shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any other amounts paid by any of the Issuer, MONY Group or MONY Life pursuant to Section 3.03 or 3.04 hereof.

Section 4.04    Liability of the Insurer.    Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use which may be made of any Policy by the Indenture Trustee or the Counterparty or for any acts or omissions of the Indenture Trustee or the Counterparty in connection therewith; (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer or its agent in connection with any claim under any Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless an officer of the Insurer with responsibility for the administration hereof shall have actual knowledge thereof) or (c) any acts or omissions of the Indenture Trustee, or any of the Issuer, MONY Group or MONY Life in connection with the Collateral other than such acts or omissions that are at the written direction of the Insurer. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.05    Parties To Join in Enforcement Action.    To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer with respect to the Collateral, the parties hereto agree to join in any action initiated by the Insurer for the protection of such right or exercise of such remedy.

ARTICLE V

DEFAULTS; REMEDIES

Section 5.01    Events of Default.    The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)  the Issuer shall fail to make any payment when due on the Notes, the Additional Notes or under the Swap Agreement or any demand for payment shall be made under the Initial Policies or the Subsequent Note Policies;

(b)  any representation or warranty made by any of the Issuer, MONY Group or MONY Life under any of the Transaction Documents and Subsequent Transaction Documents to which any such entity is a party, or in any certificate or report furnished under any of the Transaction Documents and Subsequent Transaction Documents, shall prove to have been untrue or incorrect when made or as of any other date as of which such representation or warranty is made in any material respect in a manner materially adverse to the Insurer’s interests or risks;

(c)  (i) any of the Issuer, MONY Group or MONY Life shall fail to pay when due any amount payable by such entity under any of the Transaction Documents and Subsequent Transaction Documents (after giving effect to any applicable cure period) including, with respect to the payment of any Premium, the failure of such payments to be made by the Indenture Trustee when due; (ii) any of the Issuer, MONY Group or MONY Life shall have formally asserted in writing that any of the Transaction Documents and Subsequent Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents and Subsequent Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents and Subsequent Transaction Documents is not valid and binding on the parties thereto (other than the Insurer);

(d)  any of the Issuer, MONY Group or MONY Life shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents or Subsequent Transaction Documents and such failure shall continue for a period of 30 days after written notice given to such entity; provided that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period such entity shall have given notice to the Insurer of corrective action it proposes to take, which corrective action is agreed in writing by the Insurer to be satisfactory and the Issuer, MONY Group or MONY Life shall thereafter pursue such corrective action diligently until such default is cured;

(e)  any of the Issuer, MONY Group or MONY Life shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate any of the Issuer, MONY Group or MONY Life insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming any of the Issuer, MONY Group or MONY Life as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against any of the Issuer, MONY Group or MONY Life under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against any of the Issuer, MONY Group or MONY Life seeking liquidation of such entity’s assets and such entity shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 60 days or there shall be appointed or any of the Issuer, MONY Group or MONY Life shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or the whole or any substantial part of its properties or assets or any of the Issuer, MONY Group or MONY Life shall take any corporate action in furtherance of any of the foregoing; or

(f)  an “event of default” shall have occurred and be continuing under the Indenture.

Section 5.02    Remedies; No Remedy Exclusive.    (a)  Upon the occurrence and during the continuation of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below (provided, that nothing in this Section 5.02 shall be deemed to modify or limit the rights and remedies that may be exercised under the Indenture):

(i)  declare all indebtedness of every type or description then owed by any of the Issuer, MONY Group or MONY Life to the Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable;

(ii)  exercise any rights and remedies available under the Transaction Documents or Subsequent Transaction Documents in its own capacity or in its capacity as a Controlling Party; or

(iii)  take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due to the Insurer under the Transaction Documents or Subsequent Transaction Documents or to enforce the performance of any obligation of the Issuer, MONY Group or MONY Life under the Transaction Documents or Subsequent Transaction Documents.

(b)  Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under any Transaction Document, any Subsequent Transaction Document or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document or Subsequent Transaction Document upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article V, it shall not be necessary to give any notice, other than such notice as may be required in this Article V.

(c)  If any proceeding has been commenced to enforce any right or remedy under this Insurance Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Insurer, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, subject to any determination in such proceeding, all rights and remedies of the Insurer shall continue as though no such proceeding had been instituted.

Section 5.03    Waivers.    The Insurer shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the other parties hereto. Any such waiver may only be effected in writing duly executed by the Insurer, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.01    Amendment, Etc.    This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Issuer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee and the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

Section 6.02    Notices.    All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or express mail or personally delivered or telecopied to the recipient as follows:

To the Insurer:	Ambac Assurance Corporation One State Street Plaza New York, New York 10004 Attention: Managing Director, Structured Finance and Credit Derivatives Group Telecopier No.: (212) 797-5725

To the Issuer:	MONY Holdings, LLC 1740 Broadway New York, New York 10019 Attention: General Counsel of MONY Life Telecopier No.: (212) 708-2080

with copy to:	Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 Attention: Jeff S. Liebmann Telecopier No.: (212) 259-6333

To MONY Group:	MONY Group Inc. 1740 Broadway New York, New York 10019 Attention: General Counsel Telecopier No.: (212) 708-2080

with copy to:	Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 Attention: Jeff S. Liebmann Telecopier No.: (212) 259-6333

To MONY Life:	MONY Life Insurance Company 1740 Broadway New York, New York 10019 Attention: General Counsel Telecopier No.: (212) 708-2080

with copy to:	Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 Attention: Jeff S. Liebmann Telecopier No.: (212) 259-6333

To the Indenture Trustee:	Bank One Trust Company, N.A. 153 West 51st Street New York, NY 10019 Attention: Corporate Trust Administration Telecopier No.: (212) 373-1383

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt. In each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Initial Policies or any other event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel of the Insurer and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”

Section 6.03    Severability.    In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04    Governing Law.    This Insurance Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof that would require application of the laws of a jurisdiction other than the state of New York.

Section 6.05    Consent to Jurisdiction.    (a)  The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with any of the Transaction Documents, Subsequent Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Transaction Documents, Subsequent Transaction Documents or the subject matter thereof may not be litigated in or by such courts.

(b)  To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Nothing contained in this Insurance Agreement shall limit or affect the right of (i) the Insurer or (ii) the Issuer, MONY Life or MONY Group to serve process in any manner permitted by law or to start legal proceedings relating to any of the Transaction Documents or Subsequent Transaction Documents against any of the Issuer, MONY Life or MONY Group, or the Insurer, respectively, or their respective property in the courts of any jurisdiction.

Section 6.06     Consent of the Insurer.    In the event that the Insurer’s consent is required under any of the Transaction Documents or Subsequent Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

Section 6.07     Counterparts.    This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.08     Headings.    The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

Section 6.09     Trial by Jury Waived.    Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents, Subsequent Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (i) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

Section 6.10     Limited Liability.    No recourse under any Transaction Document or Subsequent Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, Affiliate, shareholder, or member of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents or Subsequent Transaction Documents, it being expressly agreed and understood that each Transaction Document is, and each Subsequent Transaction Document will be, solely a corporate or limited liability company obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, Affiliate, shareholder or member for breaches by any party hereto of any obligations under any Transaction Document and Subsequent Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11     Entire Agreement.    This Insurance Agreement, the Initial Policies and the other Transaction Documents to which the Insurer is a party or third party beneficiary set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.12     Further Assurances and Corrective Instruments.    To the extent permitted by law, each of the Issuer, MONY Group or MONY Life agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement, unless such action would also constitute action that a party would be required to take under Section 3.07 or Section 4.05 hereof, in which case such action shall be within the Insurer’s discretion as contemplated by such sections.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above written.

AMBAC ASSURANCE CORPORATION

By:	/s/ MICHAEL SCHOZER
Name: Michael Schozer Title: M.D.

MONY HOLDINGS, LLC

By:	/s/ RICHARD DADDARIO
Name: Richard Daddario Title: Chief Financial Officer

THE MONY GROUP INC., solely for the limited purposes set forth herein

By:	/s/ BART SCHWARTZ
Name: Bart Schwartz Title: Senior Vice President and General Counsel

MONY LIFE INSURANCE COMPANY, solely for the limited purposes set forth herein

By:	/s/ BART SCHWARTZ
Name: Bart Schwartz Title: Senior Vice President and General Counsel

BANK ONE TRUST COMPANY, N.A., as Indenture Trustee

By:	/s/ MICHAEL PINZON
Name: Michael Pinzon Title: Authorized Officer